Exhibit 99.1

Xactly Reports Second Quarter Fiscal 2016 Financial Results

Total Revenue Increases 23% Year-Over-Year

Subscription Revenue Increases 24% Year-Over-Year

Subscribers Increase 38% Year-Over-Year

SAN JOSE, Calif., September 10, 2015 —(BUSINESS WIRE)— Xactly, (NYSE:XTLY), a leading provider of cloud-based incentive solutions, today announced its financial results for the second quarter of fiscal year 2016 ended July 31, 2015.

“We delivered strong second quarter results with a revenue growth rate of 23% on a year-over-year basis,” said Christopher W. Cabrera, founder and CEO of Xactly Corporation. “Companies are rapidly recognizing incentive compensation as a strategic lever to drive employee performance. We continue to close and grow marquee accounts, earn recognition from industry analysts as a leader in incentive compensation management, and gain further validation of our pure-play cloud product offering.”

“Our recent IPO was an important milestone for Xactly giving us increased market awareness to go after the $7 billion addressable market in front of us.”

Second Quarter Fiscal 2016 Financial Highlights

•	Total revenue was $18.4 million, an increase of 23% from the second quarter of fiscal year 2015 total revenue of $14.9 million. Subscription revenue was $14.3 million, an increase of 24% from the second quarter of fiscal year 2015 subscription revenue of $11.5 million.

•	GAAP net loss for the second quarter of fiscal 2016 was $(3.5) million compared to $(5.0) million in the second quarter of fiscal 2015. Excluding a $3.5 million one-time benefit from a decrease in the fair value of our preferred stock warrant liabilities based on the initial public offering price of our common stock, our GAAP net loss would have been $(7.0) million.

•	Non-GAAP net loss for the second quarter of fiscal 2016 was $(5.7) million compared to a non-GAAP net loss of $(4.4) million for the second quarter of fiscal year 2015.

•	Adjusted EBITDA for the second quarter of fiscal 2016 was a loss of $(3.5) million, or 19% of revenue, compared to a loss of $(3.3) million, or 22% of revenue, for the second quarter of fiscal year 2015.

Recent Business Highlights

•	Completed initial public offering and began trading on the New York Stock Exchange on June 26, 2015. Net proceeds from the IPO were approximately $54.5 million, after underwriting discounts and offering expenses.

•	Continued strong momentum in adding dozens of new customers, with key enterprise wins in the Software, Media and Internet and Medical Technology vertical markets.

•	Ended the second quarter with 216,000 subscribers, a 38% increase over the second quarter of last year.

•	Welcomed hundreds of customers, visionaries and partners from around the world in May 2015 to CompCloud, Xactly’s annual user conference. Customer and prospect attendance increased more than 40% from the prior year.

•	Named Top Incentive Management Provider in CRM Magazine Market Leader Awards. Xactly posted the highest marks from industry analysts and influencers in every single category.

•	Named One Of The 100 Best Workplaces For Millennials By Great Place To Work® and Fortune Magazine, and also recognized as a Top Workplace by the Bay Area News Group.

Business Outlook

For the third quarter of fiscal 2016, Xactly expects to report:

•	Revenue in the range of $18.4 to $18.8 million

•	GAAP net loss in the range of $(9.8) to $(9.4) million, or $(0.34) to $(0.32) per share which includes a one-time non-cash charge of $2.5 million related to the write down of debt issuance costs related to the repayment of a term loan

•	Non-GAAP net loss in the range of $(6.3) to $(5.9) million, or $(0.22) to $(0.20) per share

For the full year of fiscal 2016, Xactly expects to report:

•	Revenue in the range of $74.5 to $75.3 million

•	GAAP net loss in the range of $(24.0) to $(23.2) million, or $(1.30) to $(1.25) per share

•	Non-GAAP net loss in the range of $(21.4) to $(20.6) million, or $(1.16) to $(1.11) per share

Conference Call Details:

Xactly will discuss its quarterly results today via teleconference at 1:30 p.m. PT (4:30 p.m. ET). Investors may listen to the live conference call (ID 9109789) by dialing 888-298-3451 or 719-325-2234 at 4:30 p.m. Eastern Time on September 10, 2015. An audio replay of the call will be available through 4:30 p.m. Eastern Time on September 24, 2015 by dialing 888-203-1112 or 719-457-0820 and entering access code 9109789.

A webcast of the presentation will be available on the company’s investor relations website at http://investors.xactlycorp.com/investors/overview/default.aspx.

Non-GAAP Financial Measures

To supplement its financial statements, Xactly also provides investors with certain non-GAAP financial measures. We believe that these non-GAAP measures are useful as a supplement in evaluating our ongoing operational performance and enhancing an overall understanding of our past financial performance. The non-GAAP financial measures included in this press release should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with U.S. GAAP, and the non-GAAP financial measures that we use may differ from those of other companies in our industry. A reconciliation between each non-GAAP financial measure and its nearest GAAP equivalent and related explanations are included below. We believe that supplementing GAAP disclosure with non-GAAP disclosure that excludes items that are not directly related to performance in any particular period provides management and investors with a more complete view of Xactly’s operational performance. Various items are excluded from such non-GAAP financial measures in part because the decisions which gave rise to the excluded items were not made to increase revenue in a particular period, but were made for Xactly’s long-term benefit over multiple periods.

Non-GAAP net loss and non-GAAP net loss per share. We believe non-GAAP net loss and non-GAAP net loss per share may prove useful to investors who wish to consider the impact of certain non-cash or non-recurring items, such as certain one-time charges, on Xactly’s operating performance. We compensate for the inherent limitations associated with using non-GAAP net loss and non-GAAP net loss per share through disclosure of these limitations, presentation of our financial statements in accordance with U.S. GAAP and reconciliation of these non-GAAP financial measures to the most directly comparable U.S. GAAP measures, net loss and net loss per share. We calculate non-GAAP net loss (and non-GAAP net loss per share) as net loss (and net loss per share) before (i) stock-based compensation, (ii) increase or decrease in expenses related to the change in fair value of convertible preferred stock warrant liabilities, (iii) amortization of intangible assets, and (iv) any applicable, non-recurring or unusual charges as we may determine from time to time, including the expenses related to our one-time donation of common stock to the XactlyOne Foundation that occurred in May 2015 and any legal settlement charges in connection with a legal matter (which was not inclusive of legal defense costs).

Adjusted EBITDA. We believe that Adjusted EBITDA helps illustrate underlying trends in our business that could otherwise be masked by the effect of the income or expenses that we exclude from Adjusted EBITDA. Furthermore, we use this measure to establish budgets and operational goals for managing our business and evaluating our performance. We also believe that Adjusted EBITDA provides an additional tool for investors to use in comparing our recurring core business operating results over multiple periods with other companies in our industry. We compensate for the inherent limitations associated with using Adjusted EBITDA through disclosure of these limitations, presentation of our financial statements in accordance with U.S. GAAP and reconciliation of Adjusted EBITDA to the most directly comparable U.S. GAAP measure, net loss. We calculate Adjusted EBITDA as net loss before (i) other income (expense), net, which includes interest expense, the change in fair value of convertible preferred stock warrant liabilities and other income and expense, (ii) income tax expense, (iii) depreciation and amortization of property and equipment, (iv) amortization of intangible assets, (v) amortization of debt issuance costs, (vi) stock-based compensation and (vii) any applicable, non-recurring or unusual charges as we may determine from time to time.

Forward-Looking Statements

This press release contains forward-looking statements, including GAAP and non-GAAP financial operating results, such as revenue, net loss, net loss per share, non-GAAP net loss and non-GAAP net loss per share, and other information about future events and trends that we believe may affect our business, financial condition, operating results and growth prospects, within the safe harbor provisions under The Private Securities Litigation Reform Act of 1995.

Forward-looking statements include all statements other than statements of historical fact contained in this earnings release, including information relating to future events or our future financial or operating performance. Forward-looking statements are subject to substantial risks, uncertainties and other factors, including: our future financial performance, including our expectations regarding our revenue, cost of revenue, gross profit or gross margin, operating expenses, ability to generate cash flow and ability to achieve and maintain future profitability; our ability to anticipate market needs and timely develop new and enhanced solutions and services to meet those needs, and our ability to successfully monetize them; the evolution of technology affecting our solutions, services and markets; the impact of competition in our industry and innovation by our competitors; the anticipated trends, growth rates and challenges in our business and in the markets in which we operate; maintaining and expanding our customer base and our relationships with other companies; our liquidity and working capital requirements; our anticipated growth and growth strategies and our ability to effectively manage that growth and effect these strategies; our ability to sell our solutions and expand internationally; our failure to anticipate and adapt to future changes in our industry; our reliance on our third-party service providers; the impact of any failure of our solutions; our ability to hire and retain necessary qualified employees to expand our operations; our ability to adequately protect our intellectual property; the anticipated effect on our business of litigation to which we are or may become a party; our ability to stay abreast of new or modified laws and regulations that currently apply or become applicable to our business both in the U.S. and internationally; the increased expenses and administrative workload associated with being a public company; our ability to maintain an effective system of internal controls necessary to accurately report our financial results and prevent fraud; our use of the net proceeds from our initial public offering; the estimates and estimate methodologies used in preparing our consolidated financial statements; and general developments in the economy, financial markets, and credit markets.

These factors, together with those that may be described in greater detail in our filings with the Securities and Exchange Commission (“SEC”), may cause our actual results, events or circumstances to differ materially from those described in our forward-looking statement. All such filings are available on the SEC Filings section of the Investor page of our website at investors.xactlycorp.com.

You should not rely upon forward-looking statements as predictions of future events. Xactly assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

About Xactly

Xactly is a leading provider of enterprise-class, cloud-based, incentive compensation solutions for employee and sales performance management. We address a critical business need: To incentivize employees and align their behaviors with company goals. Our products allow organizations to make more strategic decisions, increase employee performance, improve margins, and mitigate risk. Our core values are key to our success, and each day we’re committed to upholding them by delivering the best we can to our customers.

©2015 Xactly Corporation. All rights reserved. Xactly, the Xactly logo, and “Inspire Performance” are registered trademarks or trademarks of Xactly Corporation in the United States and/or other countries. All other trademarks are the property of their respective owners.

CONTACT:

Joseph Consul

Chief Financial Officer

Xactly Corporation

Tel: 408.477.3338

Email: ir@xactlycorp.com

Investor Relations

The Blueshirt Group

Lisa Laukkanen

Tel: 415-217-4961

Email: lisa@blueshirtgroup.com

Nicole Gunderson

Tel: 415-489-2196

Email: nicole@blueshirtgroup.com

Xactly Corporation

Condensed Consolidated Balance Sheets

(in thousands, except par value and share amounts)

(Unaudited)

	July 31, 2015	January 31, 2015
Assets
Current assets:
Cash and cash equivalents	$71,102	$19,325
Restricted cash, short term	286	102
Accounts receivable, net	14,276	17,172
Prepaid expenses and other current assets	4,404	3,875

Total current assets	90,068	40,474
Property and equipment, net	9,281	5,070
Goodwill	6,384	6,384
Other long-term assets	578	767

Total assets	$106,311	$52,695

Liabilities and stockholders’ deficit
Current liabilities:
Accounts payable and accrued expenses	$11,137	$9,057
Debt, current portion	6,371	6,369
Deferred revenue, current portion	33,845	31,839

Total current liabilities	51,353	47,265
Debt, less current portion	21,457	20,546
Other long-term liabilities	4,607	2,107
Preferred stock warrant liabilities	—	5,885
Deferred revenue, less current portion	3,552	2,304

Total liabilities	80,969	78,107
Commitments and contingencies
Stockholders’ equity (deficit):
Convertible preferred stock, $0.001 par value; no shares and 79,000,000 shares authorized, respectively; no shares and 17,871,971 shares issued and outstanding, respectively	—	83,018
Preferred stock, $0.001 par value; 20,000,000 shares and no shares authorized, respectively; no shares issued or outstanding, respectively	—	—
Common stock, $0.001 par value; 1,000,000,000 and 120,000,000 shares authorized, respectively; 29,149,755 and 2,881,951 shares issued and outstanding, respectively	29	3
Additional paid-in capital	149,655	7,422
Accumulated other comprehensive loss	(114)	(96)
Accumulated deficit	(124,228)	(115,759)

Total stockholders’ equity (deficit)	25,342	(25,412)

Total liabilities and stockholders’ equity (deficit)	$106,311	$52,695

Xactly Corporation

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(Unaudited)

	Three months ended July 31,		Six months ended July 31,
	2015	2014	2015	2014
Revenue:
Subscription services	$14,271	$11,467	$27,748	$22,556
Professional services	4,081	3,434	8,427	7,626

Total revenue	18,352	14,901	36,175	30,182
Cost of revenue:
Subscription services	4,130	2,738	7,718	5,668
Professional services	3,743	3,428	7,424	7,083

Total cost of revenue	7,873	6,166	15,142	12,751

Gross profit	10,479	8,735	21,033	17,431
Operating expenses:
Research and development	3,852	2,695	7,361	5,465
Sales and marketing	8,623	8,064	15,767	14,059
General and administrative	3,574	2,112	7,123	5,138
Amortization of intangibles	—	181	—	362

Total operating expenses	16,049	13,052	30,251	25,024

Operating loss	(5,570)	(4,317)	(9,218)	(7,593)
Other income (expense):
Interest expense	(1,345)	(585)	(2,641)	(1,160)
(Increase) decrease in fair value of preferred stock warrant liabilities	3,487	(56)	3,542	(53)
Other expense, net	(30)	(10)	(33)	(24)

Total other income (expense)	2,112	(651)	868	(1,237)

Loss before income taxes	(3,458)	(4,968)	(8,350)	(8,830)
Income tax expense	17	36	119	59

Net loss	$(3,475)	$(5,004)	$(8,469)	$(8,889)

Net loss per share attributable to common stockholders:
Basic and diluted	$(0.28)	$(1.82)	$(1.10)	$(3.27)

Weighted-average number of shares used in computing net loss per share attributable to common stockholders:
Basic and diluted	12,280	2,751	7,679	2,719

Xactly Corporation

Condensed Consolidated Statements of Cash Flows

(in thousands)

(Unaudited)

	Six months ended July 31,
	2015	2014
Cash flows from operating activities:
Net loss	$(8,469)	$(8,889)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,447	1,289
Amortization of debt issuance costs	925	249
Stock-based compensation	1,282	809
Donation of common stock to XactlyOne Foundation	498	—
(Income) expense from change in fair value of warrant liabilities	(3,542)	53
Loss from disposal on fixed assets	245	—
Facility exit costs	693	—
Changes in operating assets and liabilities:
Accounts receivable	2,896	(635)
Prepaid expenses and other assets	(3,692)	(239)
Accounts payable and accrued expenses	1,054	533
Deferred revenue	3,254	253
Other long-term liabilities	469	(75)

Net cash used in operating activities	(2,940)	(6,652)
Cash flows from investing activities:
Purchases of property and equipment	(3,660)	(1,030)

Net cash used in investing activities	(3,660)	(1,030)
Cash flows from financing activities:
Proceeds from line of credit	—	2,510
Proceeds from exercise of warrants to acquire convertible preferred stock, net of issuance costs	37	25
Proceeds from exercise of stock options	554	126
Principal payments under capital lease obligations	(1)	(286)
Payment of deferred initial public offering costs	(1,042)	(951)
Proceeds from initial public offering	58,844	—

Net cash provided by financing activities	58,392	1,424
Effect of exchange rate changes on cash and cash equivalents	(15)	22

Net increase (decrease) in cash and cash equivalents	51,777	(6,236)
Cash and cash equivalents at beginning of period	19,325	12,452

Cash and cash equivalents at end of period	$71,102	$6,216

Reconciliation of GAAP Net Loss to Adjusted EBITDA

(in thousands)

(Unaudited)

	Three months ended July 31,		Six months ended July 31,
	2015	2014	2015	2014
Net loss	$(3,475)	$(5,004)	$(8,469)	$(8,889)
Non-GAAP adjustments:
Interest expense	1,345	585	2,641	1,160
Provision for income taxes	17	36	119	59
Depreciation and amortization	848	463	1,447	927
Amortization of intangibles	—	181	—	362
Stock-based compensation	733	385	1,282	809
Increase (decrease) in fair value of preferred stock warrant liabilities	(3,487)	56	(3,542)	53
Other expense, net	30	10	33	24
Loss on disposal of fixed assets	—	—	245	—
Donation of common stock to XactlyOne Foundation	498	—	498	—

Adjusted EBITDA	$(3,491)	$(3,288)	$(5,746)	$(5,495)

Reconciliation of GAAP Net Loss to Non-GAAP Net Loss

(in thousands, except per share data)

(Unaudited)

	Three months ended July 31,		Six months ended July 31,
	2015	2014	2015	2014
Net loss	$(3,475)	$(5,004)	$(8,469)	$(8,889)
Non-GAAP adjustments:
Amortization of intangibles	—	181	—	362
Stock-based compensation	733	385	1,282	809
Increase (decrease) in fair value of preferred stock warrant liabilities	(3,487)	56	(3,542)	53
Donation of common stock to XactlyOne Foundation	498	—	498	—

Non-GAAP net loss	$(5,731)	$(4,382)	$(10,231)	$(7,665)

Non-GAAP net loss per share:
Basic and diluted	$(0.47)	$(1.59)	$(1.33)	$(2.82)

Shares used in computing non-GAAP net loss per share:
Basic and diluted	12,280	2,751	7,679	2,719

Reconciliation of GAAP Net Loss to Non-GAAP Net Loss - GUIDANCE

(in thousands, except per share data)

(Unaudited)

	Three months ending October 31, 2015
	Low	High
GAAP net loss	$(9,800)	$(9,400)
Non-GAAP adjustments:
Stock-based compensation	1,000	1,000
Donation of common stock to XactlyOne Foundation	—	—
Increase (decrease) in fair value of preferred stock warrant liabilities	—	—
Amortization of intangibles	—	—
Non-cash debt issuance costs	2,500	2,500

Non-GAAP net loss	$(6,300)	$(5,900)

GAAP net loss per share, basic and diluted	$(0.34)	$(0.32)

Non-GAAP net loss per share, basic and diluted	$(0.22)	$(0.20)

Shares used in computing GAAP and non-GAAP net loss per share:
Basic and diluted	29,100	29,100

Reconciliation of GAAP Net Loss to Non-GAAP Net Loss - GUIDANCE

(in thousands, except per share data)

(Unaudited)

	Year ending January 31, 2016
	Low	High
GAAP net loss	$(24,025)	$(23,215)
Non-GAAP adjustments:
Stock-based compensation	3,180	3,180
Donation of common stock to XactlyOne Foundation	498	498
Increase (decrease) in fair value of preferred stock warrant liabilities	(3,542)	(3,542)
Amortization of intangibles	—	—
Non-cash debt issuance costs	2,500	2,500

Non-GAAP net loss	$(21,389)	$(20,579)

GAAP net loss per share, basic and diluted	$(1.30)	$(1.25)

Non-GAAP net loss per share, basic and diluted	$(1.16)	$(1.11)

Shares used in computing GAAP and non-GAAP net loss per share:
Basic and diluted	18,500	18,500